EXHIBIT 10.6

CURATECH INDUSTRIES, INC.
6337 Highland Drive, #1053
Salt Lake City, Utah 84121

January 5, 2007

R. Gordon Jones
1393 North Bennett Circle
Farmington, Utah 84025

Re:	Agreement to Accept CuraTech Industries, Inc. Common Stock as Payment for Consulting Services Rendered

Dear Mr. Jones:

This letter will confirm your agreement to accept 20,000 shares of CuraTech Industries, Inc. common stock, to be registered on a Form S-8 registration statement, for accounting and/or other consulting services rendered by you to CuraTech Industries, Inc. (“CuraTech”).

The consulting services you have provided to CuraTech are primarily accounting services you have provided in connection with preparing CuraTech’s accounting materials and information to be audited in connection with CuraTech’s annual audits of its financial statements, and also to be reviewed in connection with the quarterly reviews of CuraTech’s financial statements. The issuance of these 20,000 shares of CuraTech common stock shall be to compensate you in full for all past accounting and/or other consulting services.

This letter will confirm that you have provided bona fide accounting and other consulting services to CuraTech, and that the services you have provided to CuraTech, for which you are receiving shares of CuraTech common stock, are not services in connection with the offer or sale of CuraTech’s securities in a capital raising transaction or services to directly or indirectly promote or maintain a market for CuraTech’s securities.

If this letter correctly reflects the agreement between CuraTech Industries, Inc. and you, please sign below acknowledging your agreement, and return the signed original of this letter to CuraTech Industries, Inc.

Sincerely,
CURATECH INDUSTRIES, INC.

By /s/ Lincoln Dastrup____________________
Lincoln Dastrup, CEO

ACCEPTANCE

I, R. Gordon Jones , hereby agree to accept 20,000 shares of CuraTech common stock as compensation for all past accounting and consulting services which I have provided to CuraTech. I hereby represent and warrant to CuraTech that the services which I have provided to CuraTech, for which I am receiving shares of CuraTech common stock, are not services in connection with the offer or sale of CuraTech’s securities in a capital raising transaction or services to directly or indirectly promote or maintain a market for CuraTech’s securities.

January 5, 2007	/s/ R. Gordon Jones
R. Gordon Jones